Exhibit 99.1

Teradyne Reports Fourth Quarter 2024 Results

•
Revenue and earnings at the high-end of Q4 guidance
•
Revenue of $753 million in Q4’24, up 12% from Q4’23
•
Q4 growth driven by strong AI-related demand and improved broader market dynamics

	Q4'24	Q4'23	Q3'24	FY 2024	FY 2023
Revenue (mil)	$753	$671	$737	$2,820	$2,676
GAAP EPS	$0.90	$0.72	$0.89	$3.32	$2.73
Non-GAAP EPS	$0.95	$0.79	$0.90	$3.22	$2.93

NORTH READING, Mass. – January 29, 2025 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $753 million for the fourth quarter of 2024 of which $561 million was in Semiconductor Test and $98 million in Robotics. GAAP net income for the fourth quarter of 2024 was $146.3 million or $0.90 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter of 2024 was $155.0 million, or $0.95 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, amortization on our investment in Technoprobe, pension mark-to-market, and included the related tax impact on non-GAAP adjustments.

"Our Q4 results were toward the high end of our guidance range, driven by demand in our Semi Test business. For the quarter, AI compute and related memory remained strong while Mobile and Auto/Industrial exceeded our expectations,” said Teradyne CEO, Greg Smith. “In 2025, we expect year-over-year revenue acceleration with improving conditions in our test businesses. We expect the secular growth opportunities in AI compute and memory to remain, and we will continue to invest into these areas. Additionally, we plan to strategically realign our Robotics business to enhance customer experience and drive operational efficiency. Over the mid-term, we expect that this realignment will support our growth and profitability objectives.”

Guidance for the first quarter of 2025 is revenue of $660 million to $700 million, with GAAP net income of $0.48 to $0.59 per diluted share and non-GAAP net income of $0.58 to $0.68 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, amortization on our investment in Technoprobe, restructuring and other costs, as well as the related tax impact on non-GAAP adjustments.

Note that the Semiconductor Test segment revenue includes the results of the Integrated Systems Test ("IST") component, with product lines for system level and hard disk drive testing, that was previously included in our System Test segment results. IST contributed $19 million to Semiconductor Test in the fourth quarter.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, January 30, 2025. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, gains and losses on foreign exchange options in connection with acquisitions and divestitures, gain on sale of business, legal settlement, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne’s customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S.

Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current conflicts in Israel; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2024

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Year Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenues	$752,884	$737,298	$670,600	$2,819,880	$2,676,298
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	305,597	300,784	291,055	1,170,953	1,139,550
Gross profit	447,287	436,514	379,545	1,648,927	1,536,748
Operating expenses:
Selling and administrative (2)	155,739	157,649	142,336	617,047	577,315
Engineering and development	128,387	117,474	102,207	460,876	418,089
Acquired intangible assets amortization	4,656	4,748	4,651	18,764	18,999
Restructuring and other (3)	4,554	4,578	6,027	15,571	21,277
Loss (gain) on sale of business (4)	367	—	—	(57,119)	—
Operating expenses	293,703	284,449	255,221	1,055,139	1,035,680
Income from operations	153,584	152,065	124,324	593,788	501,068
Interest and other (income) expense (5)	(4,213)	(6,919)	(15,482)	(15,298)	(24,504)
Income before income taxes and equity in net earnings of affiliate	157,797	158,984	139,806	609,086	525,572
Income tax provision	5,408	12,260	22,752	59,503	76,820
Income before equity in net earnings of affiliate	152,389	146,724	117,054	549,583	448,752
Equity in net earnings of affiliate	(6,136)	(1,075)	—	(7,211)	—
Net income	$146,253	$145,649	$117,054	$542,372	$448,752

Net income per common share:
Basic	$0.90	$0.89	$0.77	$3.41	$2.91
Diluted	$0.90	$0.89	$0.72	$3.32	$2.73
Weighted average common shares - basic	162,478	163,002	152,812	159,083	154,310
Weighted average common shares - diluted (6)	163,184	164,253	162,106	163,314	164,304

Cash dividend declared per common share	$0.12	$0.12	$0.11	$0.48	$0.44

(1)
Cost of revenues includes:

	Quarter Ended			Year Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Provision for excess and obsolete inventory	$3,406	$6,078	$5,289	$18,921	$28,358
Legal settlement	—	3,600	—	3,600	—
Sale of previously written down inventory	(441)	(472)	(1,115)	(2,227)	(5,161)
	$2,965	$9,206	$4,174	$20,294	$23,197

(2)
For the twelve months ended December 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements. For the twelve months ended December 31, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023, retirement.

(3)
Restructuring and other consists of:

	Quarter Ended			Year Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Lease terminations	$1,284	$—	$—	$1,284	$—
Employee severance	378	1,280	2,892	5,234	14,727
Acquisition and divestiture related expenses	—	—	3,132	2,214	3,132
Contract termination	—	—	—	—	1,511
Other	2,892	3,298	3	6,840	1,907
	$4,554	$4,578	$6,027	$15,572	$21,277

(4)
On May 27, 2024, Teradyne sold Teradyne's Device Interface Solution ("DIS") business, a component of the Semiconductor Test segment, to Technoprobe S.p.A. ("Technoprobe"), for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.

(5)
Interest and other includes:

	Quarter Ended			Year Ended
	December 31, 2024	September 29, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Pension actuarial losses (gains)	$(1,842)	$(2,262)	$2,575	$(4,355)	$2,703
Loss (gain) on foreign exchange option	—	—	(7,464)	9,765	(7,464)

(6)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended December 31, 2023, 0.2 million shares have been included in diluted shares. For the twelve months ended December 31, 2023, 0.6 million shares have been included in diluted shares. For the quarters ended September 29, 2024, and December 31, 2023, diluted shares included 0.5 million, and 8.6 million shares, respectively, from the convertible note hedge transaction. For the twelve months ended December 31, 2024, and December 31, 2023, diluted shares included 3.6 million and 8.9 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$553,354	$757,571
Marketable securities	46,312	62,154
Accounts receivable, net	471,426	422,124
Inventories, net	298,492	309,974
Prepayments	429,086	548,970
Other current assets	17,727	37,992
Current assets held for sale	—	23,250
Total current assets	1,816,397	2,162,035
Property, plant and equipment, net	508,171	445,492
Operating lease right-of-use assets, net	70,185	73,417
Marketable securities	124,121	117,434
Deferred tax assets	222,438	175,775
Retirement plans assets	11,994	11,504
Equity method investment	494,494	—
Other assets	49,620	38,580
Acquired intangible assets, net	15,927	35,404
Goodwill	395,367	415,652
Assets held for sale	—	11,531
Total assets	$3,708,714	$3,486,824
Liabilities
Accounts payable	$134,792	$180,131
Accrued employees’ compensation and withholdings	204,991	191,750
Deferred revenue and customer advances	107,710	99,804
Other accrued liabilities	90,777	114,712
Operating lease liabilities	18,699	17,522
Income taxes payable	67,610	48,653
Current liabilities held for sale	—	7,379
Total current liabilities	624,579	659,951
Retirement plans liabilities	133,338	132,090
Long-term deferred revenue and customer advances	40,505	37,282
Long-term other accrued liabilities	7,442	19,998
Deferred tax liabilities	1,038	183
Long-term operating lease liabilities	57,922	65,092
Long-term income taxes payable	24,596	44,331
Liabilities held for sale	—	2,000
Total liabilities	889,420	960,927
Shareholders’ equity	2,819,294	2,525,897
Total liabilities and shareholders’ equity	$3,708,714	$3,486,824

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$146,253	$117,054	$542,372	$448,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	26,497	23,260	100,977	92,118
Stock-based compensation	14,855	12,443	60,122	57,682
Equity in net earnings of affiliate	6,136	—	7,211	—
Amortization	4,631	4,685	18,764	18,768
Provision for excess and obsolete inventory	3,406	5,289	18,922	28,358
Loss (gain) on sale of business	367	—	(57,119)	—
Deferred taxes	(20,099)	(13,616)	(46,360)	(37,642)
Retirement plan actuarial losses (gains)	(1,842)	2,575	(4,355)	2,703
Losses (gains) on investments	(83)	(11,756)	10,056	(14,915)
Other	2,751	(811)	(2,290)	(955)
Changes in operating assets and liabilities
Accounts receivable	12,607	40,786	(52,659)	70,977
Inventories	(2,420)	(1,068)	8,707	5,327
Prepayments and other assets	58,016	20,881	119,454	(43,101)
Accounts payable and other liabilities	9,279	42,783	(54,386)	46,782
Deferred revenue and customer advances	8,552	(7,693)	12,176	(57,210)
Retirement plans contributions	(1,645)	(1,794)	(5,814)	(5,492)
Income taxes	15,296	15,762	(3,602)	(26,921)
Net cash provided by operating activities	282,557	248,780	672,176	585,231
Cash flows from investing activities:
Purchases of property, plant and equipment	(57,385)	(44,336)	(198,095)	(159,642)
Purchases of marketable securities	(10,700)	(24,120)	(45,796)	(161,906)
Purchases of investments in businesses	(5,000)	—	(532,060)	—
Issuance of convertible loan	—	—	—	(5,000)
Proceeds from maturities of marketable securities	5,190	13,595	38,353	85,042
Proceeds from sales of marketable securities	436	24,438	24,035	61,401
Proceeds from the sale of a business, net of cash and cash equivalents sold	—	—	90,348	—
Proceeds from life insurance	—	—	873	460
Net cash used for investing activities	(67,459)	(30,423)	(622,342)	(179,645)
Cash flows from financing activities:
Repurchase of common stock	(143,521)	(50,749)	(198,574)	(397,241)
Dividend payments	(19,487)	(16,797)	(76,423)	(67,878)
Payments related to net settlement of employee stock compensation awards	(267)	(202)	(14,100)	(20,788)
Payments of borrowings on revolving credit facility	—	—	(185,000)	—
Payments of convertible debt principal	—	(23,529)	—	(50,264)
Proceeds from borrowings on revolving credit facility	—	—	185,000	—
Issuance of common stock under stock purchase and stock option plans	65	175	37,330	34,259
Net cash used for financing activities	(163,210)	(91,102)	(251,767)	(501,912)
Effects of exchange rate changes on cash and cash equivalents	(8,570)	(6,645)	(2,284)	(876)
Increase (decrease) in cash and cash equivalents	43,318	120,610	(204,217)	(97,202)
Cash and cash equivalents at beginning of period	510,036	636,961	757,571	854,773
Cash and cash equivalents at end of period	$553,354	$757,571	$553,354	$757,571

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2024	% of Net Revenues	September 29, 2024	% of Net Revenues	December 31, 2023	% of Net Revenues
Net revenues	$752.9		$737.3		$670.6
Gross profit - GAAP	447.3	59.4%	436.5	59.2%	379.5	56.6%
Legal settlement (1)	—	—	3.6	0.5%	—	—
Gross profit - non-GAAP	447.3	59.4%	440.1	59.7%	379.5	56.6%
Income from operations - GAAP	153.6	20.4%	152.1	20.6%	124.3	18.5%
Acquired intangible assets amortization	4.7	0.6%	4.7	0.6%	4.7	0.7%
Restructuring and other (2)	4.6	0.6%	4.6	0.6%	6.0	0.9%
Legal settlement (1)	—	—	3.6	0.5%	—	—
Loss (Gain) on sale of business (3)	0.4	0.0%	—	—	—	—
Income from operations - non-GAAP	$163.2	21.7%	$165.0	22.4%	$135.0	20.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2024	% of Net Revenues	Basic	Diluted	September 29, 2024	% of Net Revenues	Basic	Diluted	December 31, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$146.3	19.4%	$0.90	$0.90	$145.6	19.7%	$0.89	$0.89	$117.1	17.5%	$0.77	$0.72
Amortization of equity method investment	8.0	1.1%	0.05	0.05	2.4	0.3%	0.01	0.01	—	—	—	—
Acquired intangible assets amortization	4.7	0.6%	0.03	0.03	4.7	0.6%	0.03	0.03	4.7	0.7%	0.03	0.03
Restructuring and other (2)	4.6	0.6%	0.03	0.03	4.6	0.6%	0.03	0.03	6.0	0.9%	0.04	0.04
Loss (gain) on sale of business (3)	0.4	0.1%	0.00	0.00	—	—	—	—	—	—	—	—
Legal settlement (1)	—	—	—	—	3.6	0.5%	0.02	0.02	—	—	—	—
Loss (gain) on foreign exchange option	—	—	—	—	—	—	—	—	(7.5)	-1.1%	—	(0.05)
Pension mark-to-market adjustment (4)	(1.8)	-0.2%	(0.01)	(0.01)	(2.3)	-0.3%	(0.01)	(0.01)	2.6	0.4%	0.02	0.02
Exclude discrete tax adjustments	(8.0)	-1.1%	(0.05)	(0.05)	(8.9)	-1.2%	(0.05)	(0.05)	3.3	0.5%	0.02	0.02
Non-GAAP tax adjustments	0.9	0.1%	0.01	0.01	(2.1)	-0.3%	(0.01)	(0.01)	1.0	0.1%	0.01	0.01
Net income - non-GAAP	$155.0	20.6%	$0.95	$0.95	$147.6	20.0%	$0.91	$0.90	$127.2	19.0%	$0.83	$0.79

GAAP and non-GAAP weighted average common shares - basic	162.5				163.0				152.8
GAAP weighted average common shares - diluted (6)	163.2				164.3				162.1
Exclude dilutive shares related to convertible note transaction	—				—				(0.2)
Non-GAAP weighted average common shares - diluted	163.2				164.3				161.9

(1)
For the quarter ended September 29, 2024, legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Quarter Ended
	December 31, 2024	September 29, 2024	December 31, 2023
Lease terminations	$1.3	$—	$—
Employee severance	0.4	1.3	2.9
Acquisition and divestiture related expenses	—	—	3.1
Other	2.9	3.3	—
	$4.6	$4.6	$6.0

(3)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment.
(4)
For the quarters ended December 31, 2024, September 29, 2024, and December 31, 2023, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(5)
For the quarters ended September 29, 2024, and December 31, 2023, non-GAAP weighted average diluted common shares included 0.5 million and 8.6 million shares, respectively, from the convertible note hedge transaction.

	Twelve Months Ended
	December 31, 2024	% of Net Revenues	December 31, 2023	% of Net Revenues
Net Revenues	$2,819.9		$2,676.3
Gross profit - GAAP	1,648.9	58.5%	1,536.7	57.4%
Legal settlement (1)	3.6	0.1%	—	—
Gross profit - non-GAAP	1,652.5	58.6%	1,536.7	57.4%
Income from operations - GAAP	593.8	21.1%	501.1	18.7%
Acquired intangible assets amortization	18.8	0.7%	19.0	0.7%
Restructuring and other (2)	15.6	0.6%	21.3	0.8%
Legal settlement (1)	3.6	0.1%	—	—
Equity modification charge (3)	1.7	0.1%	5.9	0.2%
Loss (gain) on sale of business (4)	(57.1)	-2.0%	—	—
Income from operations - non-GAAP	$576.3	20.4%	$547.3	20.4%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2024	% of Net Revenues	Basic	Diluted	December 31, 2023	% of Net Revenues	Basic	Diluted
Net income - GAAP	$542.4	19.2%	$3.39	$3.32	$448.8	16.8%	$2.91	$2.73
Acquired intangible assets amortization	18.8	0.7%	0.12	0.11	19.0	0.7%	0.12	0.12
Restructuring and other (2)	15.6	0.6%	0.10	0.10	21.8	0.8%	0.14	0.13
Amortization of equity method investment	10.4	0.4%	0.07	0.06	—	—	—	—
Loss (gain) on foreign exchange option	9.8	0.3%	0.06	0.06	(7.5)	-0.3%	(0.05)	(0.05)
Legal settlement (1)	3.6	0.1%	0.02	0.02	—	—	—	—
Equity modification charge (3)	1.7	0.1%	0.01	0.01	5.9	0.2%	0.04	0.04
Pension mark-to-market adjustment (5)	(4.4)	-0.2%	(0.03)	(0.03)	2.7	0.1%	0.02	0.02
Loss (gain) on sale of business (4)	(57.1)	-2.0%	(0.36)	(0.35)	—	—	—	—
Exclude discrete tax adjustments	(8.7)	-0.3%	(0.05)	(0.05)	(3.4)	-0.1%	(0.02)	(0.02)
Non-GAAP tax adjustments	(6.9)	-0.2%	(0.04)	(0.04)	(7.7)	-0.3%	(0.05)	(0.05)
Convertible share adjustment (6)	—	—	—	—	—	—	—	0.01
Net income - non-GAAP	$525.1	18.6%	$3.29	$3.22	$479.6	17.9%	$3.11	$2.93

GAAP and non-GAAP weighted average common shares - basic	159.8				154.3
GAAP weighted average common shares - diluted (6)	163.3				164.3
Exclude dilutive shares from convertible note	—				(0.6)
Non-GAAP weighted average common shares - diluted	163.3				163.7

(1)
For the twelve months ended December 31, 2024, a legal settlement includes charges for a settlement following a judgment against the Company for infringement of expired patents.
(2)
Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2024	December 31, 2023
Employee severance	$5.2	$14.8
Acquisition and divestiture related expenses	2.2	3.1
Lease terminations	1.3	—
Contract termination	—	1.5
Other	6.8	1.9
	$15.6	$21.3

(3)
For the twelve months ended December 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements. For the twelve months ended December 31, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023, retirement.
(4)
On May 27, 2024, Teradyne sold DIS, a component of the Semiconductor Test segment, to Technoprobe, for $85.0 million, net of cash and cash equivalents sold and a working capital adjustment..
(5)
For twelve months ended December 31, 2024, and December 31, 2023, adjustments to exclude actuarial gains and losses, respectively, recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(6)
For the twelve months ended December 31, 2024 and December 31, 2023, non-GAAP weighted average diluted common shares included 3.6 million and 8.9 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of First Quarter 2025 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$660 million	to	$700 million
GAAP net income per diluted share	$0.48		$0.59
Exclude acquired intangible assets amortization	0.03		0.03
Exclude restructuring and other charges	0.03		0.03
Exclude equity method investment amortization	0.05		0.05
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$0.58		$0.68

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Traci Tsuchiguchi 978-370-2444
Vice President of Corporate Relations